UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2024
Outbrain Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 West 19th Street
New York, NY 10011
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 867-0149

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director.

Effective April 25, 2024, Mark S. Zagorski joined the Board of Directors (the “Board”) of Outbrain Inc. (the “Company”). Mr. Zagorski will serve as a Class I director with a term expiring at the Company’s 2025 Annual Meeting of Stockholders. Mr. Zagorski has been appointed to serve as a member of the Nominating and Corporate Governance Committee.

Mr. Zagorski has served as Chief Executive Officer and director of DoubleVerify Holdings, Inc., a leading software platform for digital media measurement, data and analytics, since July 2020. Prior to that, Mr. Zagorski served as Chief Executive Officer of Telaria (NYSE: TLRA) from July 2017 to April 2020 and, following Telaria’s merger with Rubicon Project, served as President and Chief Operating Officer for Rubicon Project (now Magnite, Inc.) (Nasdaq: MGNI) through June 2020. Prior to that, Mr. Zagorski was Chief Executive Officer of eXelate from December 2010 until its acquisition by the Nielsen Company in March 2015, and continued to manage the eXelate business as Executive Vice President of Nielsen Marketing Cloud through June 2017. Mr. Zagorski has over 20 years of digital advertising leadership experience and held previous management positions in companies including MediaSpan, WorldNow and Modem Media. Mr. Zagorski received a M.B.A. from the University of Rochester’s Simon School of Business and a B.S. in Finance from Gannon University, where he also received an Honorary Doctorate of Humane Letters.

The Board has determined that Mr. Zagorski is independent under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Zagorski's compensation will be consistent with that of other non-employee directors paid by the Company to its non-employee directors as generally described under “Director Compensation” in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission ("SEC") dated April 27, 2023. There are no arrangements or understandings between Mr. Zagorski and any other person pursuant to which he was selected as a director, and there are no transactions related to the Company in which Mr. Zagorski has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, in connection with his appointment, Mr. Zagorski has entered into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Form S-1, as amended, filed with the SEC on June 29, 2021 and is incorporated by reference herein.

Resignation of a Director. On April 24, 2024, Jonathan Cheifetz, a member of the Board, informed the Company that he would resign as a Class I director effective as of April 25, 2024. Mr. Cheifetz’s decision to resign was not the result of any disagreement with the Company. The Company sincerely thanks Mr. Cheifetz for his years of distinguished service on the Board.
Arne Wolter has been appointed to the Audit Committee to fill the vacancy created by Mr. Cheifetz's departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBRAIN INC.
Date: April 25, 2024	By:	/s/ David Kostman
Name: David Kostman
Title: Co-Chief Executive Officer

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